UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2016, the Board of Directors of Skyline Medical Inc. (the “Company”) adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The amendments were made (a) to Section 2.06 to clarify the procedures by which stockholders may take action by written consent in lieu of a meeting and (b) to Article 5 to help ensure that the Company’s securities are eligible for participation in the Direct Registration System administered by the Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates. The bylaw amendments took effect upon adoption by the Company’s Board of Directors.

The foregoing description of the amendments to our bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description/Exhibit
3.1	Amended and Restated Bylaws (as of January 22, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Josh Kornberg
Name: Josh Kornberg Title: President and Chief Executive Officer

Date: January 27, 2016